Exhibit 10.6

8i ACQUISITION 2 CORP.

c/o 6 Eu Tong Sen Street

#08-13 Singapore 059817

Tel: +65-6788 0388

November 22, 2021

8i Holdings 2 Pte Ltd

c/o 6 Eu Tong Sen Street

#08-13 Singapore 059817

Re: Administrative Services Agreement

Ladies and Gentlemen:

This letter agreement by and between 8i Acquisition 2 Corp. is a British Virgin Islands business company (the “Company”) and 8i Holdings 2 Pte Ltd, a Singapore limited liability company (“Sponsor”) will confirm our agreement that, commencing on the date the securities of the Company are first listed on The Nasdaq Global Market (the “Listing Date”), pursuant to a Registration Statement on Form S-1 (Registration No. 333-256455) and related prospectus filed with the U.S. Securities and Exchange Commission (the “Registration Statement”) and continuing until the earlier of the consummation by the Company of an initial business combination (as defined in the Registration Statement) or the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

(i) Sponsor shall cause to be made available to the Company, at 6 Eu Tong Sen Street #08-13 Singapore 059817 (or any successor location of Sponsor) certain office space, utilities and secretarial and administrative support (“Office Space and Administrative Support”) as may be reasonably required by the Company. In exchange therefor, the Company shall pay directly to the providers of the Office Space and Administrative Support the total sum of $10,000 per month payable commencing on the Listing Date and continuing monthly thereafter until the Termination Date. Sponsor agrees that payment of such amounts will be deferred, without interest, until the date of consummation by the Company of the initial Business Combination; and

(ii) Sponsor hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this letter agreement in or to, and any and all right to seek payment of any amounts due to it (each, a “Claim”) out of, the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it may have in the future, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement constitutes the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of law principles.

[Signature Page Follows]

Very truly yours,

8i Acquisition 2 Corp.

By:
Name:	Meng Dong (James) Tan
Title:	Chief Executive Officer

AGREED TO AND ACCEPTED BY:

8i Holdings 2 Pte Ltd
By:
Name:	Meng Dong (James) Tan
Title:	Chief Executive Officer

[Signature Page to Administrative Services Agreement]